                                                      Item 24.b. Exhibit (16)

                               SECURITY ULTRA FUND


A SHARES


Total Return from September 30, 1986, to September 30, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/9.50 = 105.2632 shares.


Ending value of initial investment at September 30, 1996, NAV price = 105.2632 shares x 8.25 = $868.42.


Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
126.5734 shares x 8.25 = $1,044.23.


Total ending redeemable value:                 868.42
                                           + 1,044.23
                                           ----------
                                             1,912.65


Total Return:                1,912.65 - 1,000 = 912.65
                               912.65 / 1,000 = 91.27%


                   -----------------------------------------------


Calendar 1996            % change from previous year
                         = value at end of year...............    1,153.59
                         less value at beginning..............    1,000.00
                                                                  --------
                                                                    153.59


Change                                 153.59
                                      -------
Beginning Value                       1,000.00   =   +15.36%

                                                       Item 24.b. Exhibit (16)

                               SECURITY ULTRA FUND

B SHARES


Total Return from October 19, 1993, to September 30, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/8.30 = 120.4819 shares.


Ending value of initial investment at September 30, 1996, NAV price = 120.4819 shares x 8.03 = $967.47.


Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
41.9349 shares x 8.03 = $336.74.


Contingent deferred sales charge = $1,000 x .03 = $30.00.


Total ending redeemable value:           967.47
                                         336.74
                                       + (30.00)
                                       --------
                                       1,274.21


Total Return:              1,274.21 - 1,000 = 274.21
                             274.21 / 1,000 = 27.42%


                   -----------------------------------------------


Calendar 1996           % change
                        = value at end of year...............    1,138
                        less value at beginning..............    1,000
                                                                 -----
                                                                   138


Change                        138
                            -----
Beginning Value             1,000    =   13.8%

                                                       Item 24.b. Exhibit (16)

                           AVERAGE ANNUAL TOTAL RETURN
                             FOR SECURITY ULTRA FUND

Total Return of Security Ultra Fund as of September 30, 1996, (according to the Form N-1A calculation).

A SHARES

1.  Average total return for 1 year                 =    8.73%
                                                         =====
                   1000 (1+T)1                      =    1,087.29
                        (1+T)1                      =    1.08729
                         1+T                        =    1.08729
                           T                        =     .08729

2.  Average total return for 5 years                =    10.61%
                                                         ======
                   1000 (1+T)5                      =    1,655.63
                        (1+T)5                      =    1.65563
                       ((1+T)5) 1/5                 =    1.65563 1/5
                         1+T                        =    1.1061
                           T                        =     .1061

3.  Average total return for 10 years               =    6.70%
                                                        =====
                   1000 (1+T)10                     =    1,912.65
                        (1+T)10                     =    1.91265
                       ((1+T)10)1/10                =    1.91265 1/10
                         1+T                        =    1.0670
                           T                        =     .0670

B SHARES

1.  Average total return for 1 year with CDSC       =    8.81%
                                                         =====
                   1000 (1+T)1                      =    1,088.12
                        (1+T)1                      =    1.08812
                         1+T                        =    1.08812
                           T                        =     .08812

2.  Average annual return since inception with CDSC =    8.56%
                                                         =====
                   1000 (1+T) 2 19/20               =    1,274.21
                       ((1+T) 2 19/20)20/79         =    1.27421 20/59
                         1+T                        =    1.0856
                           T                        =     .0856